As filed with the Securities and Exchange Commission on October 8, 1999.
                                              Registration No. 333-_________
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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                             FORM S-8
                     REGISTRATION STATEMENT
                            UNDER
                   THE SECURITIES ACT OF 1933
                       __________________

                    SBC COMMUNICATIONS INC.
A Delaware Corporation                     IRS Taxpayer No. 43-1301883
              175 E. Houston, San Antonio, Texas  78205-2233
                   Attn:  Judith Sahm, (210) 821-4105

   SBC Savings Plan, SBC Savings and Security Plan, Pacific Telesis Group 1994 Stock Incentive Plan, Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan, Pacific Telesis Group Nonemployee Director Stock Option Plan, SNET Management Retirement Savings Plan, SNET Bargaining Unit Retirement Savings Plan, SNET 1986 Stock Option Plan, SNET 1995 Stock Incentive Plan, Ameritech Savings Plan For Salaried Employees, Ameritech Savings and Security Plan For Non-Salaried Employees, Ameritech Long Term Incentive Plan, Ameritech 1989 Long Term Incentive Plan, Ameritech Corporation Long-Term Stock Incentive Plan, DonTech Profit Participation Plan, and
 Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan

 Name, address and telephone                  Please send copies of all
 number of agent for service:                 communications to:
 Judith Sahm                                  Wayne Wirtz, Esq.
 SBC Communications Inc.                      SBC Communications Inc.
 175 E. Houston, 11th Floor                   175 E. Houston, 12th Floor
 San Antonio, Texas 78205-2233                San Antonio, Texas 78205-2233
 (210) 821-4105                               (210) 821-4105

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                        CALCULATION OF REGISTRATION FEE
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Title of        Amount      Proposed Maximum     Proposed Maximum     Amount of
Securities To   To Be       Offering Price       Aggregate         Registration
Be Registered   Registered(1)  Per Share (2)     Offering Price (2)         Fee
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Common Stock,    70,037,122    $50.969           $3,569,722,071     $992,382.74
par value $1.00 per share
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(1)  Does not include:  (a) an additional 9,311,040 shares of SBC Common
     Stock being carried forward from Registration No. 333-45837 on Form S-4 pursuant to Rule 429 of the Securities Act (a registration fee of $1,396,618.10 was previously paid with the filing of such registration statement), (b) an additional 10,553,168 shares of SBC Common Stock being carried forward from Registration No. 333-66105 on Form S-8 pursuant to Rule 429 of the Securities Act (a registration fee of $446,329 was previously paid with the filing of such registration statement), and (c) an additional 25,098,670 shares of SBC Common Stock being carried forward from Registration No. 333-44553 on Form S-3 pursuant to Rule 429 of the Securities Act (a registration fee of $21.65 was previously paid with the filing of such registration statement).
(2)  The price per share was calculated in accordance with Rule 457(c) and
     (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 70,037,122 shares by the average of the high and low price of the stock on October 1, 1999.

Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of Interests to be offered or sold pursuant to the employee benefit plan(s) described herein. Prospectuses used in connection herewith also relate to Registration Statements No. 333-24295, 333-45837 and 333-66105 pursuant to Rule 429.

PART I.  INFORMATION REQUIRED IN THE PROSPECTUS

         Pursuant to the Note to Part I of Form S-8, the documents containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents have been filed by SBC Communications Inc. ("SBC") with the Securities and Exchange Commission (the "SEC") (File No. 1-8610) and are incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 1998; Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999; the description of SBC's shares of common stock, contained in its Registration Statement on Form 10, dated November 15, 1983; and SBC's Current Reports on Form 8-K, dated January 8, 1999, January 21, 1999, and June 17, 1999.

         The following additional documents are hereby incorporated by reference: the Annual Report on Form 11-K for the SBC Savings Plan for the year ended December 31, 1998, the Annual Report on Form 11-K for the SBC Savings and Security Plan for the year ended December 31, 1998, Annual Report on Form 11-K for the SNET Management Retirement Savings Plan for the year ended December
31, 1998, the Annual Report on Form 11-K for the SNET Bargaining Unit Retirement Savings Plan for the year ended December 31,
1998, the Annual Report on Form 11-K for the Ameritech Savings
Plan for Salaried Employees for the year ended December 31, 1998, the Annual Report on Form 11-K for the Ameritech Savings and Security Plan for Non-Salaried Employees for the year ended December 31, 1998, and the Annual Report on Form 11-K for the DonTech Profit Participation Plan for the year ended December 31, 1998.

         All documents filed by SBC or any of the plans described on the cover page of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of
1934, as amended, ("Exchange Act") subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
Statement.


Item 4.  Description of Capital Stock

         Not applicable; SBC's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         The laws of the State of Delaware provide for indemnification of any person (the "Indemnitee"), under certain circumstances, against reasonable expenses, including attorneys' fees, incurred in connection with the defense of a civil, criminal, administrative or investigative proceeding (other than an action by or in the right of SBC) to which such person has been made, or threatened to have been made, a party by reason of the fact that he or she is or was serving as a director, officer, employee or agent of SBC or by reason of the fact that he or she is or was serving at the request of SBC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to the statutes, indemnity may be provided for if the Indemnitee acted in good faith (and with respect to a criminal action or proceeding, had no reason to believe his or her conduct was unlawful) and in a manner reasonably believed to be in or not opposed to the best interests of SBC. With respect to any threatened, pending or completed action or suit by or in the right of SBC, the statute provides that SBC may indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SBC, except that no indemnification may be made if the Indemnitee shall have been adjudged to be liable to SBC unless specific court approval is obtained. The statute further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise. The bylaws of SBC provide that SBC shall indemnify, and advance expenses to, any director, officer, employee or agent of SBC or any person serving as a director or officer of any other entity at the request of SBC to the fullest extent permitted by law.

         Under the statute, SBC may, and does, maintain insurance policies covering SBC, any director or officer of SBC and any person serving at the request of SBC as a director or officer of any other entity. These insurance policies generally cover liabilities arising out of such service, including liabilities for which any such person may not be indemnified by SBC.

         In recognition of the directors' and officers' need for substantial protection against personal liability in order to assure their continued service to SBC in an effective manner, their reliance on the bylaws and to provide them with specific contractual assurances that the protection promised by such bylaws will be available to them, SBC has entered into indemnity agreements with each of its directors and officers.

         Each agreement specifies that SBC will indemnify the director or officer to the fullest extent permitted by law, as soon as practicable after written demand is presented, against any and all expenses and losses arising out of any action, suit or proceeding, inquiry or investigation related to the fact that the director or officer is or was a director, officer or employee, agent or fiduciary of SBC or was serving another corporation, partnership or joint venture in such a capacity at the request of SBC. Each agreement also provides that SBC will promptly advance any expenses if requested to do so. Each director and officer undertakes in the agreement to repay such advancements if it is ultimately determined that he or she was not entitled to indemnification. The right of any director or officer to indemnification in any case will be determined by either the Board of Directors (provided that a majority of directors are not parties to the claim), by a person or body selected by the Board of Directors or, if there has been a change in control, defined in the agreement generally to mean an acquisition by any person of 20 percent or more of SBC's stock or a change in the identity of a majority of the Board of Directors over a two-year period, by a special, independent counsel.

         In each agreement, SBC commits to maintaining its insurance coverage of directors and officers both in scope and amount at least as favorable as the policies maintained as of the effective date of the agreement. In the event that such insurance is not reasonably available or if it is determined in good faith that the cost of the insurance is not reasonably justified by the coverage thereunder or that the coverage thereunder is inadequate, SBC may discontinue any one or more of such policies or coverages. In such event, SBC agrees to hold harmless and indemnify directors and officers to the full extent of the coverage which would otherwise have been provided if the insurance in effect on the effective date of the agreements had been maintained. Each agreement will remain effective so long as the director or officer is subject to liability for an indemnifiable event (the "indemnification period"). Each agreement also provides that if during the indemnification period the then existing directors and officers have more favorable indemnification rights than those provided for in the agreement, each director or officer shall be entitled to such more favorable rights. The foregoing summary is subject to the detailed provisions of the Delaware General Corporation Law, SBC's bylaws, and the agreements between SBC and each of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

     Exhibit
     Number           Description of Exhibits

      5            Validity opinion of James D. Ellis, Esq.

      23-a         Consent of Ernst & Young LLP, Independent Auditors

      23-b         Consent of Arthur Andersen LLP (Stanford, CT)

      23-c         Consent of Arthur Andersen LLP (Chicago, IL)

      23-d         Consent of PricewaterhouseCoopers LLP (New York, NY)

      23-e         Consent of PricewaterhouseCoopers LLP (San Francisco,
                   CA)

      23-f         Consent of Perrin, Fordree & Company, P.C. (Troy, MI)

      23-g Consent of James D. Ellis, Esq. (contained in opinion filed as Exhibit 5)

      24-a         Power of Attorney of Officer/Director

      24-b         Power of Attorney of Officer/Director

      24-c         Powers of Attorney of Directors

Item 9.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 or otherwise (excluding the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
                 Statement:

               (a)    to include any prospectus required by Section

                     10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                       provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURES


THE REGISTRANT:

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 8th day of October 1999.

                                     SBC COMMUNICATIONS INC.


                                     By:   /s/ Donald E. Kiernan
                                         Donald E. Kiernan
                                         Senior Vice President, Treasurer
                                         and Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Principal Executive Officer:               Edward E. Whitacre, Jr.*
                                           Chairman and Chief Executive Officer

Principal Financial and Accounting Officer:  Donald E. Kiernan
                                             Senior Vice President, Treasurer
                                             and Chief Financial Officer


DIRECTORS:
Clarence C. Barksdale*              By:   /s/ Donald E. Kiernan
James E. Barnes*                       Donald E. Kiernan, as attorney-in-fact
August A. Busch III*                   for Mr. Whitacre, the Directors, and on
Royce S. Caldwell*                     his own behalf as Principal Financial
Ruben R. Cardenas*                     Officer and Principal Accounting Officer
William P. Clark*
Martin K. Eby, Jr.*                 October 8, 1999
Herman E. Gallegos*
Jess T. Hay*
Bobby R. Inman*
Charles F. Knight*
Mary S. Metz*
Toni Rembe*
S. Donley Ritchey*
Joyce M. Roche*
Richard M. Rosenberg*
Carlos Slim Helu*
Patricia P. Upton*
Edward E. Whitacre, Jr.*

* By power of attorney

SIGNATURES

THE PLAN:

         Pursuant to the requirements of the Securities Act, the administrator for the Plans set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San
Antonio, State of Texas, on the 8th day of October 1999.

                                  SBC Savings Plan
                                  SBC Savings and Security Plan

                                  By SBC Communications Inc.,
                                  Administrator for the Foregoing Plans


                                  By:    /s/ Karen E. Jennings
                                      Karen E. Jennings
                                      Senior Vice President - Human Resources

THE PLAN:

         Pursuant to the requirements of the Securities Act, the administrator for the Plans set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on the 8th day of October 1999.


                                SNET Management Retirement Savings Plan
                                SNET Bargaining Unit Retirement Savings Plan

                                By Southern New England
                                   Telecommunications Corporation,
                                   Administrator for the Foregoing Plans


                                By:   /s/ Tom E. Morgan
                                     Tom E. Morgan
                                     Chairman of the Board, President
                                     and Chief Executive Officer

THE PLAN:

         Pursuant to the requirements of the Securities Act, the administrator for the Plans set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 8th day of October 1999.


                               Ameritech Savings Plan for Salaried Employees Ameritech Savings and Security Plan for
                                     Non-Salaried Employees

                               By Ameritech Corporation,
                               Administrator for the Foregoing Plans


                               By:     /s/ Walter M. Oliver
                                    Walter M. Oliver, Chairman
                                    Ameritech Benefit Plan Committee

THE PLAN:

         Pursuant to the requirements of the Securities Act, the administrator for the Plan set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 8th day of October 1999.


                              DonTech Profit Participation Plan

                              By DonTech,
                                 Administrator for the Foregoing Plan


                              By:     /s/ Robert Gross
                                   Robert Gross
                                   Vice President - Finance &
                                   Chief Financial Officer

THE PLAN:

         Pursuant to the requirements of the Securities Act, the administrator for the Plan set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 8th day of October 1999.


                                   Old Heritage Advertising & Publishers, Inc.
                                   Profit Sharing Plan

                                   By Ameritech Corporation,
                                      Administrator for the Foregoing Plan


                                   By:     /s/ Walter M. Oliver
                                        Walter M. Oliver, Chairman
                                        Ameritech Benefit Plan Committee

EXHIBIT INDEX


      Exhibit
      Number          Description of Exhibits

         5         Validity opinion of James D. Ellis, Esq.

         23-a      Consent of Ernst & Young LLP, Independent Auditors

         23-b      Consent of Arthur Andersen LLP (Stanford, CT)

         23-c      Consent of Arthur Andersen LLP (Chicago, IL)

         23-d      Consent of PricewaterhouseCoopers LLP (New York, NY)

         23-e      Consent of PricewaterhouseCoopers LLP (San Francisco, CA)

         23-f      Consent of Perrin, Fordree & Company, P.C. (Troy, MI)

         23-g Consent of James D. Ellis, Esq. (contained in opinion filed as Exhibit 5)

         24-a      Power of Attorney of Officer/Director

         24-b      Power of Attorney of Officer/Director

         24-c      Powers of Attorney of Directors